SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 5, 2006

Pro-Dex, Inc
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-14942 (Commission File Number)	84-1261240 (IRS Employer Identification No.)

151 E. Columbine Avenue, Santa Ana, California 92707
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	714-241-4411

Not Applicable
(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On January 5, 2006, Pro-Dex Astromec, Inc., a Nevada corporation (the "Subsidiary"), a wholly-owned subsidiary of Pro-Dex, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Astromec, Inc., a Nevada corporation ("Astromec") whereby the Subsidiary purchased from Astromec substantially all of the assets related to Astromec's fractional horsepower DC motor development and manufacturing business (the "Assets").  The Subsidiary also assumed certain liabilities of Astromec as defined in the Asset Purchase Agreement. The Subsidiary was formed under the laws of the State of Nevada on December 27, 2005.  Since the Subsidiary is a wholly owned subsidiary of the Company, the financial investments and transactions of both companies are presented on a consolidated basis.  M.D. Glover, Inc., a Nevada corporation ("Glover, Inc."), and Malcolm D. Glover, Jr., as principal shareholders of Astromec, and Malcolm D. Glover, Sr., as sole shareholder of Glover, Inc., are each party to the Asset Purchase Agreement with respect to customary and standard representations and warranties and indemnity obligations of Astromec.

The purchase price for the Assets consisted of $2,700,000 in cash payable to Astromec, $100,000 of which shall be held back until July 5, 2006 to cover any adjustments in the purchase price that might be required pursuant to:

  a post-closing review of the audited balance sheet of Astromec as of January 5, 2006, and/or any indemnity obligations of Astromec under the Asset Purchase Agreement that arise prior to or on July 5, 2006, if any.

The Company paid $1,600,000 of the purchase price out of cash on hand.  The remaining $1,000,000 was paid with borrowings from Wells Fargo Bank pursuant to the Loan Agreement and Term Note described in more detail below.

Item 2.01.       Completion of Acquisition or Disposition of Assets.

As stated above in Item 1.01, on January 5, 2006, the Subsidiary entered into an Asset Purchase Agreement with Astromec, whereby the Subsidiary purchased substantially all of the assets related to Astromec's fractional horsepower DC motor development and manufacturing business.  Also as stated above in Item 1.01, on January 3, 2006, the Company entered into a Purchase and Sale Agreement and Escrow Instructions with Glover, Inc., whereby pending the close of escrow, the Company shall purchase real property and an industrial building and related improvements located in Carson City, Nevada.  The details of the acquisition of these assets are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.01.

In determining the purchase price for Astromec, the Company considered the historical and expected earnings and cash flow of Astromec, as well as the value of companies of a size and in an industry similar to Astromec, comparable transactions, and the market for such companies generally.  The purchase price represented a premium of approximately $1,985,000 over the $1,018,000 recorded net worth of the assets assumed from Astromec.  In determining this premium, the Company considered the synergistic and strategic advantages provided by having a motor manufacturing assets and the value of the goodwill, customer relationships and technology of Astromec.  Goodwill associated with the Astromec acquisition totaled approximately $1,775,000.

2

In connection with the execution of the Asset Purchase Agreement, on January 3, 2006, the Company entered into a Purchase and Sale Agreement and Escrow Instructions (the "Real Property Purchase Agreement") with Glover, Inc., whereby pending the close of escrow, the Company shall purchase 4.4 acres of real property and a 20,000 square foot industrial building and related improvements located in Carson City, Nevada.  M.D. Glover, Inc., the majority shareholder of Astromec, is the current owner of the property.  The property comprises the facilities where Astromec has conducted its business prior to the close of the Asset Purchase Agreement, and the Company currently plans to continue factional horsepower DC motor development and manufacturing operations at the property.  Upon the close of escrow, the Company shall pay $2,200,000 for the property subject to further analysis.  The Company plans to pay $550,000 of the purchase price out of cash on hand and anticipates that the remaining $1,650,000 will be paid for out of proceeds from a $1,650,000 ten-year first mortgage financing on the property.

On January 4, 2006, the Company entered into a Term Note and related Loan Agreement (the Term Note and Loan Agreement collectively referred to as the "Loan Documents") with Wells Fargo Bank, National Association (the "Bank"), whereby the Company borrowed the principal sum of $1,000,000 (collectively, the "Loan").  The proceeds from the Loan were applied to the purchase price for the Assets of Astromec described above.  The principal balance of the Loan bears interest either:

  at a fluctuating rate per annum equal to the Bank's Prime Rate as in effect from time to time, or at a fixed rate per annum determined by the Bank to be 2.50% above LIBOR in effect on the first day of the applicable fixed rate term.

            The fixed rate term may be for a period of either 1, 2, 3 or 6 months as determined by the Company pursuant to the terms of the Loan Documents.  The Company has chosen that the principal balance initially bear interest based on the 2.50% above LIBOR rate for a fixed rate term of one month.  The principal amount of the Loan shall be payable on the 4th day of each month in installments of $20,833 commencing February 4, 2006 and continuing up to and including December 4, 2009, with a final installment consisting of all remaining unpaid principal due and payable in full on January 4, 2010.  Accrued interest under the Loan shall be payable on the 4th day of each month commencing February 4, 2006.

3

Item 9.01.       Financial Statements and Exhibits.

(a)                Financial Statements of Businesses Acquired.

                    The following financial statements of Astromec are included in this report:

4

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Astromec, Inc.

We have audited the accompanying balance sheet of Astromec, Inc. as of December 31, 2005, and the related statements of operations and accumulated deficit, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Astromec, Inc. as of December 31, 2005, and the results of its operations and cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Moss Adams LLP

Los Angeles, California
March 10, 2006

ASTROMEC, INC.

BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSETS
Cash	$10,841
Accounts receivable	340,853
Inventories, net	567,604
Prepaid expenses	8,187

TOTAL CURRENT ASSETS	927,485

PROPERTY AND EQUIPMENT, net	88,865

OTHER ASSETS	1,199

TOTAL ASSETS	$1,017,549

LIABILITIES AND STOCKHOLDERS'DEFICIT

CURRENT LIABILITIES
Accounts payable	$245,584
Accrued expenses	57,661
Accrued rent	860,000

Total current liabilities	1,163,245

Notes payable to stockholder	3,077,105
Accrued interest payable to stockholder	3,796,667

TOTAL LIABILITIES	8,037,017
S T O C K H O L D E R S' DEFICIT
CAPITAL CONTRIBUTED
Common stock, $0.20 par value; 5,000,000 shares authorized; 5,000,000 shares issued, 4,900,000 outstanding	980,000
Preferred stock, $10.00 par value; 100,000 shares authorized; 100,000 shares issued and outstanding	1,000,000

ACCUMULATED DEFICIT	(8,999,468)

TOTAL STOCKHOLDERS' DEFICIT	(7,019,468)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,017,549

See Notes to Financial Statements

ASTROMEC, INC.

STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

Year Ended December 31, 2005

NET SALES	$2,661,618

COST OF GOODS SOLD	1,940,675

GROSS PROFIT	720,943

OPERATING EXPENSES	609,987

OPERATING INCOME	110,956

OTHER EXPENSES
Interest expense	258,315

TOTAL OTHER EXPENSES	258,315
LOSS BEFORE PROVISION FOR INCOME TAX	(147,359)

PROVISION FOR INCOME TAX
-
NET LOSS	(147,359)

ACCUMULATED DEFICIT, BEGINNING OF YEAR	(8,852,109)

ACCUMULATED DEFICIT, END OF YEAR	$(8,999,468)

See Notes to Financial Statements

ASTROMEC, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(147,359)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	34,829
Increase in inventory reserve	91,675
Decrease (increase) in operating assets and liabilities
Accounts receivable	6,113
Inventories	(164,178)
Prepaid expenses	(449)
Accounts payable	(12,312)
Accrued expenses	(21,777)
Accrued rent	60,000
Accrued interest payable to stockholder	258,315

NET CASH FLOWS USED IN OPERATING ACTIVITIES	104,857

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,618)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal repayment on note payable to stockholder	(161,665)

NET DECREASE IN CASH	(61,426)

CASH, BEGINNING OF YEAR	72,267

CASH, END OF YEAR	$10,841

See Notes to Financial Statements

ASTROMEC, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Business

Astromec, Inc. (the Company) was formed in 1967 to design and build electric motors and accessories for military and aerospace customers. The Company designs and manufactures fractional horsepower, direct current (DC) and alternating current (AC) motors. The Company is located in Carson City, Nevada and operates as a subsidiary of MD Glover, Inc.

On January 5, 2006, Pro-Dex Astromec, Inc. (the Subsidiary), a wholly-owned subsidiary of Pro-Dex, Inc., entered into an Asset Purchase Agreement with Astromec, Inc. whereby the Subsidiary purchased substantially all of the assets related to the Company.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principals   generally accepted in the United States of America.

Revenue Recognition

Revenue on product sales is recognized upon shipment to the customer based on its terms of FOB shipping point, where the risk of loss and title transfer to the customer.  We record revenue when all of the following exist; persuasive evidence that a sale arrangement exists, delivery of the product has occurred, the price is fixed or determinable, and payment is reasonably assured.  Revenues include product sales and shipping revenues, if any, net of estimated returns and discounts based upon management's estimates and the Company's historical experience.  The Company recognizes shipping cost, incurred as a part of the cost of sales.

Accounts Receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis.  Management determines the allowance for doubtful accounts by identifying troubled accounts and using historical experience applied to an aging of accounts.  Trade receivables are written off when deemed uncollectable.  Recoveries of trade receivables previously written off are offset against the allowance when received. At December 31, 2005, the Company has recorded no allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost (the first-in, first-out method) or market net of a reserve for slow moving items to reflect a reduced marketability for the item.  The reserve is calculated by comparing the quantity of the item on hand with our prior 12-month usage history.  If inventory on hand for a specific part exceeds an estimated 24 months of usage, between 20% and 100% of its value may be included in the inventory reserve.  Inventories consist of the following at December 31, 2005:

Raw materials and components	$533,033

Work in process	131,245

Finished goods

Total	664,278

Reserve for slow moving items	(96,674)

Total inventories, net	$567,604

Property and Equipment

Property and Equipment are recorded at cost and consist of the following as of December 31, 2005:

Equipment	$820,692

Leasehold improvements	63,572

Total cost	$884,264

Accumulated depreciation and amortization	(795,399)

Total property and equipment net	$ 88,865

Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets as follows: equipment -- 3-10 years; leasehold improvements are amortized over the shorter of the term of the lease or their estimated useful lives. Depreciation and amortization expense was $34,829 for the year ended December 31, 2005.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred income taxes are recognized based on the differences between financial statement and income tax bases of assets and liabilities using the enacted statutory rates in effect for the year in which the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.  The Company's net income or loss is reported by the parent company on a consolidated basis for federal income tax purposes.  Under the provisions of SFAS No. 109, the Company is required to record a provision for income taxes even if the parent Company does not allocate such items.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company's operations are affected by numerous factors including market acceptance, changes in technologies and new laws and government regulations and policies. The Company cannot predict what impact, if any, the occurrence of these or other events might have on the Company's operations. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts, the reserve for slow moving or obsolete inventories, the carrying value of long-lived assets, and the recoverability of deferred tax assets.

Concentration of credit risk

Financial instruments, which can potentially subject the Company to credit risk, consist principally of accounts receivable and cash.  The Company performs ongoing credit evaluations of its customers and generally does not require collateral from them.  Management does not believe an allowance for accounts receivable is necessary, as the company has no history of credit losses. The Company places its cash with one major financial institution in the United States, which is insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

Note 3 -Related Party Transactions

The Company engages in transactions with related parties.  Due to the nature of these entities' relationship, the Company's financial position and operating results as of the year ended December 31, 2005 are different from those that would have been obtained if the entities were autonomous.

The Company leases its office and warehouse facility from M.D. Glover Inc. for a below market rate rent of $5,000 per month.  The rent is accrued but not paid by the Company.  At December 31, 2005, $860,000 of accrued rent was payable to M.D. Glover, Inc.

The Company borrows funds from M.D. Glover Inc. as needed.  At December 31, 2005 approximately $3,077,105 was due to M.D. Glover, Inc. and was included as note payable to stockholder on the accompanying balance sheet.  The advances bear interest at a rate of 8% to 9% and are due on demand.  Interest was accrued and unpaid in the amount of $3,796,667 at December 31, 2005.

Note 4 - Commitments and Contingencies

The Company leases its facilities from a related entity (Note 3) under a month-to-month operating lease agreement.  The agreement requires a minimum monthly lease payment of approximately $5,000 and expires in July 2009, with an option to extend thereafter.  In addition, the Company also leases equipment under various noncancelable leases for an aggregate monthly rental of approximately $1,000, with expiration dates through April 2006.  Rent expense for the year ended December 31, 2005 was approximately $61,600, all of which is payable to a related party.

At December 31, 2005, future minimum lease payments due under noncancelable operating leases was $30,400, all of which is payable in 2006.

The Company's manufacture and distribution of certain products involves a risk of legal action, and, from time to time, it is named as defendants in lawsuits. While the Company's management believes that these matters will not have a material adverse impact on its financial condition, it is not reasonably possible to estimate the awards or damages, or the range of awards or damages, if any, it might incur in connection with such litigation.

Note 5 - Income Taxes

For the year ended December 31, 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  The Company had net deferred tax assets of approximately $1,952,635 at December 31, 2005 consisting of net operating loss carryforwards and timing differences related primarily to the deductibility of allowances and accrued expenses.  As of December 31, 2005 the Company provided a 100% valuation allowance for the net deferred tax assets as management could not determine that it was more likely than not that the benefits of the net deferred tax assets would be realized.  At December 31, 2005, the Company had approximately $1,070,000 of federal net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2012.

Note 6 - Shareholders' Equity

Common Stock

The Company had 5,000,000 shares of common stock authorized with a par value of $0.20 each, amounting in aggregate to $1,000,000.  As of December 31, 2005 4,900,000 shares were outstanding.

Preferred Shares

The Company had 100,000 shares of preferred stock authorized with a par value of $10.00 each, amounting in aggregate to $1,000,000.  As of December 31, 2005 100,000 shares were outstanding.

Note 7 - Major Customers

The Company had sales to three major customers that represented 66% of total revenues in the year ended December 31, 2005.  Net sales to these customers in 2005 amounted to $1,762,592. Included in accounts receivable at December 31, 2005 was $263,400 due from these major customers.

(b) Unaudited Pro Forma Financial Information.

As described in Item 2.01 of this report, effective as of January 5, 2006, Pro-Dex acquired the assets and certain operating liabilities of Astromec, Inc. and real property, buidings and improvements from the majority shareholder of Astromec, Inc. ("acquisition of Astromec")  The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2005 and the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2005 and the six month period ended December 31, 2005 are set forth herein to give effect to the acquisition of Astromec as if the acquisition had been consummated as of December 31, 2005 for the consolidated balance sheet presentation and at the beginning of each of the periods presented for the purposes of the consolidated statement of operations.

The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in Pro-Dex's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisitions occurred at the dates noted above, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date.

All information contained herein should be read in conjunction with Pro-Dex's annual report on Form 10-KSB for the year ended June 30, 2005, its quarterly report on Form 10-QSB for the six months ended December 31, 2005, the financial statements and notes thereto of Astromec, Inc. included in Item 9.01(a) of this Form 8-K and the notes to the unaudited pro forma financial information included herein. The following unaudited pro forma financial information is included in this report:

PRO-DEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
December 31, 2005
(in thousands)

Assets			Pro Forma
	Pro-Dex	Astromec	Adjustments		Totals

Cash	$ 2,177	$ 11	$ (2,150)	(c,d)	$ 38
Accounts receivable	2,643	341	-		2,984
Inventories	3,575	568	-		4,143
Deferred tax assets	525	--	-		525
Prepaids and other current assets	224	8	-		232
Total current assets	9,144	928	(2,150)		7,922

Net fixed assets	1,225	89	2,410	(b,d)	3,724

Goodwill	1,110	-	1,775	(b)	2,885
Deferred tax assets	481	--	-		481
Other assets	1,557	1	-		1,558

Total other assets	3,148	1	1,775		4,924

Total assets	$ 13,517	$ 1,018	$ 2,035		$ 16,570

Liabilities and Stockholders' Equity			Pro Forma
	Pro-Dex	Astromec	Adjustments		Totals

Accounts payable	$ 855	$ 245	$ -		$ 1,100
Rent payable to stockholder	-	860	(860)	(a)	-
Deferred payable (patent)	71	-	-		71
Accrued expenses	531	58	100	(c)	689
Total current liabilities	1,457	1,163	(760)		1,860

Notes payable to stockholder	-	3,077	(3,077)	(a)	-
Interest payable to stockholder	-	3,797	(3,797)	(a)	-
Note(s) payable to bank(s)	-	-	2,650	(c,d)	2,650
Long-term liabilities (patent deferred payable)	245	-	-		245
Total non-current liabilities	245	6,874	(4,224)		2,895

Total liabilities	1,702	8,037	(4,984)		4,755

Stockholders' equity
Common stock	16,046	980	(980)	(a)	16,046
Preferred Stock		1,000	(1,000)	(a)	-
Accumulated deficit	(4,231)	(8,999)	8,999	(a)	(4,231)
Total stockholders' equity	11,815	(7,019)	7,019		11,815

Total liabilities and stockholders' equity	$ 13,517	$ 1,018	$ 2,035		$ 16,570

(a)    Liability and equity not assumed in Asset Purchase Agreement

(b)    Purchase price allocation: $2,700 purchase price in exchange for $1,018 of assets and $303 in assumed liabilities for total consideration of $3,003, resulting in fair market value adjustment in assets of $210 and $1,775 of goodwill

(c)    Astromec assets purchased for $2,700; financed with $1,600 in cash, $1,000 debt, and $100 seller financing to be paid within six months of closing, subject to closing balance sheet adjustments.

(d)    Land and building purchased for $2,200; financed with $550 in cash and $1,650 debt

PRO-DEX, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statements of Operations
for the Year Ended June 30, 2005
(in thousands, except per share data)

			Pro Forma
	Pro-Dex	Astromec	Adjustments		Totals

Sales	$13,834	$2,517	$ -		$16,351
Cost of sales	6,754	1,740	8	(c)	8,502

Gross profit	7,080	777	(8)		7,849

Selling, general & administrative	3,048	243	2	(c)	3,293
Research and development	1,740	368	-		2,108
Total operating expenses	4,788	611	2		5,401

Operating profit	2,292	166	(10)		2,448

Interest income (expense)	21	(266)	87	(a,d)	(158)

Other, net	117	-	-		117

Income (loss) before income taxes	2,430	(100)	77		2,407

Income taxes	581	-	(9)	(b)	572

Net income (loss)	$1,849	$(100)	$86		$1,835

Earnings Per Share - Basic	$0.20				$0.20
Earnings Per Share - Diluted	$0.19				$0.19

Shares Outstanding - Basic	9,107				9,107
Shares Outstanding - Diluted	9,651				9,651

(a) Elimination of interest expense due to stockholder note payable not assumed in Asset Purchase Agreement

(b) Pro-Forma Tax benefit of 40% applied to pro-forma adjusted loss plus for pro forma adjustments  (($100)+$77 x 40% = ($9))

(c) Additional depreciation of $30 for the purchased asset allocation and $40 for the building, split 75% to COS and 25% to S, G&A.  Rent expense of $5/month or $60/year eliminated; split 75% to COS and 25% to S, G&A

(d) Interest on debt used to finance purchases at 6.75% x ($1,000 + $1,650) = $179

PRO-DEX, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations
for the Six Months Ended December 31, 2005
(in thousands, except per share data)

			Pro Forma
	Pro-Dex	Astromec	Adjustments		Totals
Sales	$7,514	$1,408	$ -		$8,922
Cost of sales	4,094	1,086	4	(c)	5,184

Gross profit	3,420	322	(4)		3,738

Selling, general & administrative	1,629	158	1	(c)	1,788
Research and development	886	148	-		1,034
Total operating expenses	2,515	306	1		2,822

Operating profit	905	16	(5)		916

Interest income (expense)	43	(127)	38	(a,d)	(46)
Other income, net	30	-	-		30

Income before income taxes	978	(111)	33		900

Income taxes	389	-	(31)	(b)	358

Net (loss) income	$ 589	$ (111)	$ 64		$ 542

Net Income Per Share - Basic	$0.06				$0.06
Net Income Per Share - Diluted	$0.06				$0.05

Shares Outstanding - Basic	9,474				9,474
Shares Outstanding - Diluted	10,045				10,045

(a) Elimination of interest expense due to stockholder note payable not assumed in Asset Purchase Agreement

(b) Pro-Forma Tax benefit of 40% applied to pro-forma adjusted loss plus for pro forma adjustments  (($111)+$33 x 40% = ($31))

(c) Additional depreciation of $15 for the purchased asset allocation and $20 for the building, split 75% to COS and 25% to S, G&A.  Rent expense of $5/month eliminated; split 75% to COS and 25% to S, G&A

(d) Interest on debt used to finance purchases at 6.75% x ($1,000 + $1,650) =$179 for the year, $89 for the six month period

 (c)      Exhibits.

Number	Description
2.1	Asset Purchase Agreement, dated January 5, 2006, between Pro-Dex Astromec, Inc., Astromec, Inc., M.D. Glover, Inc., Malcolm D. Glover, Jr., and Malcolm D. Glover, Sr.(1)
2.2	Purchase and Sale Agreement and Escrow Instructions, dated January 3, 2006, between Pro-Dex, Inc. and M.D. Glover, Inc.(1)
10.1	Term Note, dated January 4, 2006, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association.(1)
10.2	Loan Agreement, dated January 4, 2006, between Pro-Dex, Inc. and Wells Fargo Bank, National Association.(1)

(1)  Filed as an exhibit to the Pro-Dex, Inc. Form 8-K filed on January 6, 2005 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2006	Pro-Dex, Inc. By: /s/ Jeffrey J. Ritchey Jeffrey J. Ritchey, Chief Financial Officer, Secretary and Vice President